ASSET PURCHASE AGREEMENT

                  THIS AGREEMENT, made as of this day of September, 1994, between Mestek, Inc., a Pennsylvania corporation having its principal place of business at 260 North Elm Street, Westfield, Massachusetts ("Buyer") and Aztech International, Ltd., debtor-in- possession, a
         Colorado corporation ("AIL") and Aztec Sensible Cooling, Inc., debtor-in-possession, a Colorado corporation ("ASC"), each having its principal place of business at 2417 Aztec Road N.E., Albuquerque, New Mexico (collectively hereinafter AIL and ASC are referred to as "Seller").

                              W I T N E S S E T H:

                  WHEREAS, ASC is engaged in the manufacture and distribution of air handling and evaporative cooling parts and equipment; and

                  WHEREAS, Seller has encountered certain financial difficulties and as a result has filed a Chapter 11 bankruptcy proceeding (the "Bankruptcy Proceeding") in the United States Bankruptcy Court for the District of New Mexico ("Bankruptcy Court") on June 16, 1994 which proceeding was consolidated as one proceeding under the caption of "Aztech International, Ltd., and Aztec Sensible Cooling, Inc. consolidated under Case No. 11-94-11625RA" on August 5, 1994; and

                  WHEREAS,  ASC  now  wishes  to sell  substantially  all of its assets to Buyer and AIL now wishes to sell certain of its assets to Buyer, subject to Bankruptcy Court approval and certain other conditions contained herein, and Buyer wishes to purchase same, in accordance with the terms and conditions of this Agreement.

                  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

                  1.       Sale of Assets.

                           (a) AsseSeller agrees to sell and Buyer agrees to purchase at a closing described hereinafter (the "Closing")the assets of Seller set forth as follows, which are substantially all of the assets, rights, interests and properties required or appropriate for the operation of the business of ASC including, without limitation:

               (i) all right, title and interest of Seller in and to those certain material agreements, leases and contract rights of Seller including the right to all pre-payments thereof and therefor made or received by Seller all as the set forth on Schedule A attached hereto (the "Material Agreements");

                                    (ii)  all useable pre-petition inventory and
         supplies of ASC including raw material, work-in-process and finished goods that is not damaged, slow-moving or obsolete (the


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         "Pre-petition Inventory") which Pre-petition Inventory shall be counted as soon as practicable after the filing of the Order (as defined in Section 1(d) below) of the Bankruptcy Court and immediately prior to the Closing and each item of which and the quantities thereof shall be set forth, valued at cost and adjusted to the date of Closing by Seller and Buyer on Schedule B which shall be attached hereto at Closing;

                                  (iii)  all useable post-petition inventory and
         supplies of ASC including raw material, work-in-process and finished goods that is not damaged, slow-moving or obsolete (the "Post-petition Inventory") which Post-petition Inventory shall be counted as soon as practicable after the filing of the Order of the Bankruptcy Court and immediately prior to the Closing and each item of which and the quantities thereof shall be set forth and valued at cost and adjusted to the date of Closing by Seller and Buyer on Schedule C which shall be attached hereto at Closing;

                              (iv) all post-petition accounts receivable of ASC (the "Accounts Receivable") which Accounts Receivable shall be set forth by Seller and Buyer on Schedule D immediately prior to Closing which Schedule D shall be attached hereto at Closing;

              (v) all machinery, equipment, tools, tooling, jigs,
         dies and tooling fixtures and all other fixed tangible assets of Seller
         set  forth  on  Schedule  E  attached   hereto  (the   "Machinery   and
         Equipment");

                              (vi) all office equipment, furniture, furnishings and fixtures of Seller set forth on Schedule F attached hereto (the "Office Furniture");

                              (vii) all patents, trademarks, service marks, copyrights, and applications therefor and all other intellectual property of Seller set forth on Schedule G attached hereto (the "Intellectual Property");

                              (viii) all right, title and interest of Seller in the goodwill of ASC (the "Goodwill"); and

                              (ix)  all other assets (other than Excluded Assets
         listed in Section 1(b) below) relating to the business carried on by ASC, including, without limitation, engineering drawings, designs, bills of material, correspondence, customer lists, credit, sales and other records, business and accounting books and records (but not corporate minutes and organizational records), computer printouts, software programs, vendor lists, price sheets and catalogs, sales and other literature, plates, supplies, trade names, labels, and other trade rights, all inventions, discoveries, manufacturing data, improvements, processes, formulae (secret or otherwise), proprietary rights and data, trade secrets, ideas, know-how, whether patentable or not, all shop rights and licenses, all permits, licenses, exemptions and certifications, all warranty rights and all claims against third parties, as well as any other asset (other than the Excluded Assets) of ASC (the "Other Assets").

         All of the  foregoing,  including  the  Material  Agreements,  the Pre-
         petition Inventory, the Post-petition Inventory, the Accounts Receivable, the Machinery and Equipment, the Office Furniture, the Intellectual Property, the Goodwill and the Other Assets shall be referred to hereinafter as the "Assets").

                           (b) Excluded Assets. For the purposes of this Agreement, the term "Excluded Assets" shall mean the following:

                        (i)  all cash of Seller;

                  all Federal income tax refunds of Seller, if
                                            any;

                       (iii) all right, title and interest of Seller in its Employee Benefit Plans, and in any employee and collective bargaining agreements, the right, title, interest, liabilities and obligations of which shall, notwithstanding anything to the contrary in this Agreement or in those plans and agreements or elsewhere, be retained by Seller and not transferred to or assumed by Buyer. (For purposes of this Agreement, "Employee Benefit Plans" is defined to include (A) any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit, medical expense reimbursement, dependent care, stock option, stock purchase, stock appreciation rights, savings, deferred compensation, consulting, severance pay or termination pay, vacation pay, welfare or other employee benefit or fringe benefit plan, program or arrangement; and (B) any plan, program or arrangement which is an "employee pension benefit plan" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or an "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA);

                         (iv) all right, title and interest of Seller in those contracts and agreements not assumed in writing by Buyer pursuant to the Certificate of Assumption Agreement (as defined in Section 1(c)(ii) below), the right, title, interest, liabilities and obligations of which unassumed contracts shall, notwithstanding anything to the contrary in this Agreement or in those contracts or elsewhere, be retained by Seller and not transferred to or assumed by Buyer;

                 (v) all right, title and interest of Seller in
         all litigation, claims and proceedings brought against the Seller, Seller's businesses and the Assets, including but not limited to, all charges or complaints brought before federal, state, or local administrative agencies, the right, title, interest, liabilities and obligations of which shall, notwithstanding anything to the


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         contrary in this Agreement or elsewhere, remain with Seller and not be transferred to or assumed by Buyer;

                         (vi) all right, title and interest of AIL in those assets not set forth in a Schedule attached hereto, including the real property at 2417 Aztec Road, Albuquerque, New Mexico, and the capital stock of ASC and any rights derivative thereof; and

                                    (vii) all right, title and interest in all
         obligations of Seller for claims of Seller's customers under warranties (except as otherwise set forth herein), for claims of third parties for back charges, liquidated damages or consequential or special damages related to products or services supplied by Seller, and for claims by third parties under theories of products liability related to products designed, manufactured, sold or distributed by Seller.

                           (c)  FormThe sale, transfer, conveyance
         and delivery of the Assets at Closing shall be made by:

                   (i) a duly executed warranty bill of sale satisfactory in form and content to Buyer which shall be executed by Seller and attached hereto at Closing as Exhibit 1 (the "Bill of Sale");

                             (ii) a duly executed assignment and assumption of contracts in form and content satisfactory to Buyer and Seller by which the Material Agreements and any other obligations of Seller to be assumed by Buyer which shall be executed by Seller and Buyer and attached hereto at Closing as Exhibit 2 (the "Certificate of Assumption Agreement"); and
                   such other good and sufficient instruments of conveyance and transfer as shall be reasonably necessary to vest in Buyer as of the date of Closing full title to the Assets.

                           (d) Contingent on Approval of Bankruptcy Court. The purchase and sale of the Assets under this Agreement shall be contingent upon the approval and issuance of an order of the Bankruptcy Court (the "Order") issued in connection with a Section 363(b) motion (the "Motion") under Chapter 11 of the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code").

                           (e) Free and Clear of Liens. The purchase of the Assets by Buyer shall be free and clear of all liens (including tax liens), mortgages, encumbrances, security interests, claims, counterclaims and adverse charges of any nature whatsoever, and the Order of the Bankruptcy Court shall so state.

                  2. Liabilities. Buyer shall assume the following obligations of Seller: (a) express warranty obligations of ASC for products manufactured, shipped and sold by ASC during the post-petition period in respect of which an Account Receivable set forth on Schedule D hereto has been created and is being conveyed to Buyer hereunder; and (b) the outstanding obligations of Seller at the date of Closing, according to the terms of its written policies, to the employees of Seller hired by Buyer for accrued vacation and sick leave an accurate and complete list of which shall be delivered to Buyer at Closing and attached to the Certificate of Assumption. Other than the liabilities and obligations of Seller set forth in the Material Agreements and in this Section 2, Buyer shall not assume any of the liabilities, obligations or commitments of Seller, whether fixed or contingent, legal or equitable, mature or inchoate, written or oral, known or unknown, including, but not limited to, pending or threatened litigation, warranty (express or implied), products liability, environmental, employment, employee benefit plans or the like, tax obligations or any other obligations, liabilities or commitments of Seller whatsoever.

                  3. Purchase Price. The amount of the purchase price to be paid by Buyer for the Assets at Closing (the "Purchase Price") shall be the sum of the following:

                           (a) an amount equal to the aggregate funds prepaid by Seller under purchase orders for production materials delivered to vendors by ASC which are included as Material Agreements in Schedule A of this Agreement; and

                           (b) an amount equal to the lesser of (i) the total extended cost of the Pre-petition Inventory set forth at Closing on Schedule B of this Agreement adjusted for receipts and shipments to the date of the Closing or (ii) the total value of the pre-petition inventory of ASC according to its accounting books adjusted for receipts and shipments to the date of Closing less the amount of $31,500.00; and

                           (c) an amount equal to of the total extended cost of the Post-petition Inventory set forth at Closing on Schedule C of this Agreement adjusted for receipts and shipments to the date of Closing as required in that certain Stipulated Order Authorizing Increase in Post-Petition Borrowing of the Bankruptcy Court filed August 24, 1994 (the "Extended Financing Order"); and

                           (d) an amount equal to the face invoice value of the Accounts Receivable set forth in Schedule D of this Agreement less two and one-half percent (2.5%) thereof as a reserve for bad debts and warranty expense; and

                           (e) the amount of Two Hundred Forty Thousand and 00/100ths Dollars ($240,000.00) for the Machinery and Equipment, Office Furniture, Intellectual Property, Goodwill and Other Assets as set forth in the various Schedules of this Agreement, half of which amount shall be deemed to be applicable to "goodwill" for purposes of determining "additional interest" under that certain

         Loan and Security Agreement by and between Seller and Alapco Holding, Inc., the wholly-owned subsidiary of Buyer ("Alapco"), as required in that certain Order Approving Loan and Security Agreement Regarding Post-Petition Financing, Granting Liens and Super-Priority Status (the "Financing Order") of the Bankruptcy Court filed July 7, 1994.

                  4. Payment of Purchase Price. The Purchase Price to be paid to the estate of Seller by Buyer upon the Closing of the sale of the Assets pursuant to the Order of the Bankruptcy Court approving the Motion, shall be paid or credited as follows:

                           (a) Buyer's forgiveness and cancellation of all of the aggregate face amount of outstanding indebtedness plus accrued interest and expenses owed by Seller to Alapco pursuant to the Financing Order and Extended Financing Order of the Bankruptcy Court approving post-petition financing of Seller, which amount shall be deemed to be bid-in and applied at Closing against the Purchase Price and which shall be deemed paid by (i) the return at Closing by Alapco of all promissory notes executed by Seller in connection with the post-petition financing of Seller marked "Paid in Full" and (ii) the delivery at Closing by Alapco of a loan account statement marked final and setting forth a zero-balance; and

                           (b) Buyer's  forgiveness  and  cancellation of all of
         the aggregate outstanding amount of indebtedness plus accrued interest and expenses owed by Seller to Buyer by reason of (i) the amount of the obligations of Seller to K.B.B. Investments Ltd. assigned to Buyer pursuant to that certain Order Approving Substitution of Collateral of the Bankruptcy Court filed August 5, 1994, which amount shall be deemed to be bid-in and applied at Closing against the Purchase Price and which shall be deemed paid by the delivery by Buyer to Seller at Closing of a duly executed satisfaction of mortgage suitable for recording, (ii) the amount of all post-petition accounts payable of Seller for goods and services supplied to Seller by Buyer or its affiliates pursuant to purchase orders of Seller or other written agreements, which amount shall be deemed to be bid-in and applied at Closing against the Purchase Price and which shall be deemed paid by the delivery by Buyer to Seller at Closing of invoices or statements showing such amount to be paid in full and (iii) the amount of any obligations of Seller to Buyer pursuant to breaches of the representations and warranties of Seller as described in Section 6 of this Agreement;

                           (c) the aggregate actual amount of any obligations of Seller assumed, paid or otherwise fulfilled on behalf of Seller by Buyer or its affiliates pursuant to written guaranties or agreements other than this Agreement whereby Buyer or its affiliates are required to fulfill specific obligations of Seller to third parties, which amount shall be deemed to be bid-in and applied at Closing against the Purchase Price;

                           (d) the aggregate actual amount paid by Buyer to remove any prior liens of individual assets being sold to Buyer by Seller hereunder as to which purchase money security interests exist; and

                          (e) the balance of the Purchase Price in cash or other immediately available funds.

                  5. Memorandum of Allocation. Buyer and Seller shall execute and attach hereto as Exhibit 3 at Closing a memorandum of allocation (the "Memorandum of Allocation"), satisfactory in form and content to both Buyer and Seller, allocating the Purchase Price among Assets. Such allocation shall be binding upon the parties hereto for the filing of all federal income tax forms and elections notwithstanding anything set forth elsewhere in this Agreement. Such allocation is made by the parties solely for the purpose of setting forth the fair value of the Assets and shall not inure to the benefit of any third party.

                  6. Representations and Warranties. Seller shall make certain representations and warranties to Buyer regarding Seller's business and the Assets as of the date of this Agreement and as of the date of the Closing by means of a certificate of representations and warranties signed by the President of Seller (the "Certificate of Representations and Warranties"), in form and content satisfactory to Buyer which Certificate shall be attached hereto at Closing as Exhibit 4. All representations and warranties contained in such Certificate shall not survive the Closing. Nevertheless, Buyer may prior to the Closing set off against the Purchase Price any losses resulting from any breach of Seller's representations and warranties against any amounts due from the Buyer to the Seller under this Agreement. In addition to the representations and warranties of Seller set forth in the Certificate, Seller represents and warrants that it has (i) good, valid and marketable title to the Assets, and (ii) all power and authority to execute and deliver this Agreement and the documents, certificates and instruments required at Closing (the "Related Documents"), all of which shall be enforceable in accordance with their terms and these representations and warranties of Seller set forth in this sentence shall survive the Closing. Buyer represents and warrants that it has all power and authority to execute and deliver this Agreement and the Related Documents, all of which shall be enforceable in accordance with their terms and this representation and warranty of Buyer shall survive the Closing.

                  7. Closing. The Closing of the purchase and sale of Assets under this Agreement shall take place at the offices of Behles & Associates, 309 Gold S.W., Albuquerque, New Mexico, within thirty (30) days following the date upon which all conditions to Closing described in Sections 10 and 11 of this Agreement have occurred or have been waived in writing by the party that would receive the benefit of such condition. The time of Closing shall be deemed to be of the essence unless waived by mutual written agreement of the parties.

                  8. Bankruptcy  Court  Approval.  The rights and obligations of
         Buyer and Seller under this Agreement are subject to and conditioned upon obtaining a final and unappealable Order pursuant to the Motion from the Bankruptcy Court, in a form reasonably satisfactory to Buyer,
         (i) approving the terms and conditions of this Agreement and the consummation of the transactions contemplated hereby, (ii) ruling that the Assets shall be sold, assigned, transferred and conveyed to Buyer under this Agreement and the Related Documents, free and clear of all liens, security interests, mortgages, claims, counterclaims, encumbrances and adverse charges of any nature whatsoever, including but not limited to all liabilities and obligations of Seller for which Buyer is not liable under Section 2 of this Agreement, and, (3) approving the Motion under Section 363(b) Chapter 11 of the Bankruptcy Code. If such Order has not been issued by the Bankruptcy Court by November 1, 1994, Buyer's obligations under this Agreement shall terminate without further liability to Seller.

                  9. Seller's Undertakings. Subject to any limitations upon Seller imposed by the Bankruptcy Court or the bankruptcy proceedings, Seller shall, through the date of Closing:

                           (a) use its best efforts to institute promptly and diligently, upon consultation with Buyer, all things on its part to be performed necessary to satisfy the requirements and conditions to Closing of this Agreement, including, without limitation, all conditions contained in Section 10 of this Agreement;

                           (b) Cooperate with Buyer to enable Buyer to understand ASC's business, to employ those of Seller's employees who may be offered employment by Buyer, to have an orderly transition of the Assets being purchased under this Agreement, and to have a satisfactory transition of the Material Agreements;

                           (c) Secure, protect and maintain undamaged and in good working order the Pre-petition Inventory, Post-petition Inventory, Machinery and Equipment, Office Furniture and other tangible assets of Seller in a diligent manner (excepting only inventory sold in the ordinary course so to create Accounts Receivable);

                           (d) Dispose of any hazardous substance, material or waste stored or generated upon the premises of Buyer prior to Closing in compliance with all applicable federal, state and local laws, ordinances, regulations and rules for the regulation of the environment;

                           (e)Insofar as Bankruptcy Court approved post-petition financing allows, operate the business of ASC in the usual and ordinary course consistent with past practice, maintain and service its existing customer base and pending customer orders, and preserve the goodwill of suppliers, customers and others having business relationships Seller;

                           (f) Operate the Assets and the Seller's business so as to comply in all material respects with all applicable laws, ordinances, rules and regulations, including, but not limited to, all federal, state and local environmental and employee benefit laws and rules;

                           (g) Refrain from entering into any contract or agreement with any Affiliate (as defined below) of Seller, and from making any change in the accounting practices or procedures governing the Seller's business;

                           (h) Except as approved by Buyer, refrain from (i) making any sales, transfers or dispositions of any of the Assets (other than the Excluded Assets and inventory in the ordinary course of business so to create Accounts Receivable); (ii) entering into any material contracts, leases, or commitments, or any amendments or modifications to the Material Agreements other than (1) as first approved in writing by a representative of Buyer; or (2) which can be terminated at the Closing;

                           (i) Refrain from making, without the prior approval of Buyer, any change in the compensation or benefits payable or to become payable to any of the employees or agents of the Seller's business, or making any new bonus payment or arrangement or benefit to or with any of them;

                           (j) Have in effect and maintain at all times all insurance now in force relating to the Seller's business or the Assets;

                           (k) Use its best  efforts to  preserve  the  business
         organization of Seller and the independent sales representative distribution system intact, and to keep available the services of the present officers and employees of the Seller's business;

                           (l) Allow Buyer, its representatives, attorneys and accountants to continue to have reasonable access to the records and files, audits, properties and operations of Seller relating to ASC's business and the Assets as well as all information relating to the taxes, commitments, contracts, title and financial condition of, or otherwise pertaining to, ASC's business. From the date hereof, Seller agrees to cause its accountants to cooperate with Buyer and its accountants in making available all financial information concerning the Seller's business as is requested by Buyer, and Buyer and its accountants shall have the right to examine all working papers pertaining to examinations of Seller relating to the Seller's business and the Assets, provided that such examinations shall be designed to cause minimal disruption to Seller, its business and its work force, and in any event, shall be undertaken with reasonable prior notice and during normal hours of Seller;

                           (m) As allowed by the Bankruptcy Court, pay all federal, state and local income, franchise, payroll, sales, business and organization, excise, real estate and other taxes of Seller, including any taxes on or arising out of this transaction;

                           (n) Accept responsibility and liability for all group health plan continuation coverage under the Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA") and any state COBRA-type statutes for active employees, former employees and other qualified beneficiaries;

                           (o) Provide Buyer with cumulative and monthly management reports, schedules, forecasts and financial statements of the Seller's business (including statements of revenues and expenses) for each month until the date of Closing, and said financial statements to be provided within thirty (30) days following the end of each month; and Seller shall provide Buyer promptly with financial statements prepared in the ordinary course and all reports and documents prepared for and filed with the Bankruptcy Court or the Unites States Trustee's Office;

                           (p) Use its best efforts to obtain all creditor stipulations, authorizations and consents necessary to consummate the sale of Assets on the terms contained in this Agreement and the Motion;

                           (q) Use its best efforts to file all necessary documentation, and to obtain all necessary approvals of appropriate regulatory authorities, including but not limited to, the approval of the Bankruptcy Court to consummate the sale of Assets on the terms contained in this Agreement;

                           (r) Except as otherwise required by the Bankruptcy Code, refrain and cause its officers, directors, Affiliates and agents to refrain from entering into, or initiating or soliciting any negotiations or soliciting or discussing any offer or proposal regarding (1) the sale, directly or indirectly, of any of the capital stock of a corporation directly or indirectly owning Assets, or (2) a material portion of the Assets, or (3) any merger, consolidation or similar transaction involving the Assets or a material portion thereof;

                           (s) Refrain from making any promises, pledges, guarantees, or obligations or otherwise act on behalf or in the name of Buyer; and

                           (t) The term "Affiliate" of Seller shall mean and include any company or other entity controlling, controlled by or under common control with Seller, and any officer or director of Seller or of such company, or any spouse, ancestor or descendant of any officer or director of Seller or such company, or any company in which Seller or such company or any officer or director of Seller or of such company (or any spouse, ancestor or descendant of the same) has more than a five percent (5%) legal or beneficial interest.

                  10. Conditions Precedent to Buyer's Obligation. The obligation of Buyer to purchase the Assets hereunder is subject to the following conditions:

                           (a) All of Seller's representations and warranties contained in the Certificate of Representation and Warranties described in Section 6 of this Agreement shall be true and correct at the Closing, and all of Seller's undertakings, covenants and agreements contained herein shall have been performed by the Closing;

                           (b) Seller and Buyer shall have  obtained a final and
         unappealable order from the Bankruptcy Court approving the transactions contemplated in this Agreement and Seller's counsel shall have delivered a letter in form and content acceptable to Buyer so stating, which letter shall be attached hereto at Closing as Exhibit 5;

                           (c) Seller shall have  obtained all other  government
         or third party approvals or consents required of it or reasonably necessary on its part to the consummation of the transactions contemplated by this Agreement;

                           (d) Seller shall have continued to operate its business in good faith and in the ordinary course consistent with past practice from the date of this Agreement until Closing;

                           (e) Buyer shall have entered into a rental arrangement effective upon the date of Closing and terminable upon February 15, 1995, or upon thirty (30) days' notice any time after November 30, 1994, for the improved property located at 2417 Aztec
         Road, N.E., Albuquerque, New Mexico 87107 where Seller currently conducts its business, satisfactory in form and content to Buyer which lease shall be attached hereto at Closing as Exhibit 6;

                           (f) Seller shall have delivered to Buyer certificates executed by Sellers' respective presidents and secretaries certifying that the Seller's covenants and the conditions precedent to the Buyer's obligations to consummate the purchase contemplated by this Agreement have been fulfilled and all corporate action necessary to close the transactions contemplated in this Agreement, including duly authorized shareholder votes, has been duly taken.

                           (g) All material consents of other parties to the assignment of the Material Agreements to Buyer shall have been obtained without increase in cost to the Buyer;

                           (i) There shall have been no material adverse change (or changes which in the aggregate are materially adverse to the Assets or the business of ASC) since the date of this Agreement in the financial position, results of operations, properties, business, business prospects or services provided by the Seller's business, taken as a whole, whether by reason of change in government regulation or action or otherwise;

                           (j) No action, suit or proceeding shall have been instituted or threatened before a court, arbitration panel or governmental body with respect to the transactions contemplated by this Agreement, and no regulatory enforcement proceeding shall be pending before any governmental agency or body with respect to the transactions contemplated by this Agreement; and

                           (k) In the event that one or more of the foregoing conditions in this Section 10 is not fulfilled by the close of business Eastern Standard time on November 15, 1994, the Buyer may, upon notice to Seller on or prior to the date of Closing, elect not to consummate the transactions contemplated in this Agreement without further liability to Seller.

                  11. Conditions Precedent to Seller's Obligations. The obligation of Seller to sell the Assets hereunder is subject to the following conditions precedent:

                           (a) Seller and Buyer shall have obtained a final and unappealable order from the Bankruptcy Court, approving the transactions contemplated in the Agreement;

                           (b) Buyer shall have obtained all other government or third party approvals or consents required of it or reasonably necessary on its part to the consummation of the transactions contemplated by this Agreement; and

                           (c) Buyer shall have delivered to Seller a certificate executed by Buyer's president and secretary certifying that the Buyer's covenants and the conditions precedent to the Seller's obligations to consummate the purchase contemplated by this Agreement have been fulfilled.

                  12. Cooperation. The parties shall take all steps necessary and appropriate, and shall execute all such additional documents as may be reasonable necessary to carry out the intent and purpose of this Agreement and to vest in Buyer full title to the Assets being purchased by it.

                  13. Risk of Loss. Risk of loss of the Assets to be purchased by Buyer under this Agreement will not pass from Seller to Buyer prior to Closing.

                  14. Notice. All notices to be given by the parties hereunder shall be in writing and deemed sufficient if sent by courier, telecopy or certified mail, postage prepaid as follows:

                           (a)      If to Buyer:

                                    Mestek, Inc.
                                    260 North Elm Street
                                    Westfield, Massachusetts 01085
                                    Attention:  Stewart B. Reed


                                    with a copy to:

                                    R. Bruce Dewey, Esq.
                                    Mestek, Inc.
                                    260 North Elm Street
                                    Westfield, Massachusetts 01085

                           (b)      If to Seller:

                                    Aztech International, Ltd.
                                    2417 Aztec Road N.E.
                                    Albuquerque, New Mexico 87107
                                    Attention:  Bennett King

                                    with a copy to:

                                    Daniel J. Behles, Esq.
                                    Behles & Associates
                                    309 Gold S.W.
                                    Albuquerque, New Mexico 87103

                  15. Amendment. This Agreement may not be amended, modified or terminated orally, and no amendment, modification or termination nor any claimed waiver of any of the provisions hereof shall be valid or binding unless the same be evidenced in writing.

                  16. Assignment. Neither party hereto shall have the right to assign and/or transfer any of the benefits or obligations set forth in this Agreement, in whole or in part, to any individual, partnership, corporation or other entity without the prior written consent of the other party; provided, however, Buyer shall have the right to assign its rights and benefits hereunder to any corporation which it controls, provided that, notwithstanding any such assignment, Buyer shall remain liable for the payment of the Purchase Price hereunder.

                  17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns. No third party shall have or obtain any rights, express or implied, by reason of this Agreement.

                  18. Entire Agreement. This Agreement and the Related Documents are intended as the final complete expression of the agreement of the parties hereto, and parol or extrinsic evidence is inadmissible to explain, vary or contradict the express terms of this Agreement and the Related Documents. The Exhibits and Schedules to this Agreement, the Related Documents and any other documents executed and delivered pursuant to Closing are incorporated herein by reference, and shall be deemed to be included in any reference to this Agreement.

                  19. Governing Law. This Agreement shall be governed, construed and enforced according to the laws of the State of New Mexico.

                  20. Counterparts. This Agreement may be executed in counterparts and when each party shall have executed a counterpart, this Agreement shall be deemed to be binding on both parties.

                  21.      Unilateral Waiver.

                           (a)      Either of the parties may:

                                    (i) Extend in writing, for a period of up to
         thirty (30) days the time for the performance of any of the obligations of the other party;

                                   (ii) Waive in writing any inaccuracies in the
         representations and warranties made to it contained in this Agreement or any Exhibit or Schedule hereto or any certificates delivered by the other party to this Agreement;

              (iii) Waive in writing the failure in performance of any of the conditions herein expressed for its benefit; and

                                    (iv) Waive in writing compliance with any of
         the covenants herein contained by the other party.

                           (b) No such waiver or extension shall be valid unless in writing and signed by the party granting the waiver or extension, and no such waiver or extension shall be construed to excuse or mitigate any subsequent breach or violation of this Agreement not specifically covered by such waiver.

                  IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                                    Seller:

                                                    AZTEC SENSIBLE COOLING, INC.


         Attest:                                    By:  Bennett King
                                                         Bennett King, President


                                                    AZTECH INTERNATIONAL , LTD.


         Attest:                                    By:  Bennett King
                                                         Bennett King, President


                                                    Buyer:

                                                    MESTEK, INC.


         Attest:                                    By:  John E. Reed
                                                         John E. Reed, President

                     AMENDMENT TO ASSET PURCHASE AGREEMENT



                         THIS AMENDMENT to that certain Asset Purchase Agreement (the "Agreement") dated as of the 8th day of September, 1994, by and between Aztech International, Ltd. and Aztec Sensible Cooling,
         Inc. (as the "Seller") and Mestek, Inc. (as the "Buyer") is made this ___ day of October, 1994.

         1. Amendment of Section 1(b)(i). Section 1(b)(i) of the Agreement shall be deleted in its entirety and the following shall be placed in lieu thereof:

                  "(i) all right, title and interest of Seller in pre-petition accounts receivable and the proceeds thereof, including those cash proceeds contained in the debtor-in-possession account;".

         2. Amendment of Article 3. Article 3 of the Agreement shall be deleted in its entirety and the following shall be placed in lieu thereof:

                  "3. Purchase Price and Payment. The amount of the purchase price to be paid by Buyer for the Assets at Closing (the "Purchase Price") shall be the sum of Sections (a), (b) and (c) that follow, to be paid as set forth in Section (d) and adjusted, if necessary, as required in Article 4.

                           (a) The amount of One Hundred Sixty Thousand and 00/100ths Dollars ($160,000.00) for the Pre-Petition Inventory.

                           (b) The amount of Two Hundred Forty Thousand and 00/100ths Dollars ($240,000.00) for the Machinery and Equipment, Office Furniture, Intellectual Property, Goodwill and Other Assets as set forth in the various Schedules of this Agreement, half of which amount shall be deemed to be applicable to "goodwill" for purposes of determining "additional interest" under that certain Loan and Security Agreement by and between Seller and Alapco Holding, Inc., the wholly-owned subsidiary of Buyer ("Alapco"), as required in that certain Order Approving Loan and Security Agreement Regarding Post-Petition Financing, Granting Liens and Super-Priority Status (the "Financing Order") of the Bankruptcy Court filed July 7, 1994.

                           (c) An amount equal to the fair value of all Post-petition Inventory (including prepaid amounts), all Post-Petition

         Accounts Receivable and all cash contained in debtor-in-possession operating cash accounts of Debtor.

                           (d) Subject to the adjustments required by Article 4 of this Agreement, if any, the Purchase Price to be paid to the estate of Seller by Buyer upon the Closing of the sale of the Assets pursuant to the Order of the Bankruptcy Court approving the Motion, shall be paid or credited as follows:

                               (i) the $160,000 portion of the Purchase Price related to the assets described in Section (a) of this Article 3 shall be paid in cash or other immediately available funds;

                               (ii) the $240,000 portion of the Purchase Price related to the assets described in Section (b) of this Article 3 shall be paid by (A) Buyer's forgiveness and cancellation of all of the aggregate outstanding amount of indebtedness plus accrued interest through September 13, 1994, owed by Seller to Buyer by reason of the amount of the obligations of Seller to K.B.B. Investments Ltd. assigned to Buyer pursuant to that certain Order Approving Substitution of Collateral of the Bankruptcy Court filed August 5, 1994 (in the amount of $179,506.25), which amount shall be deemed to be bid-in and applied at Closing against the Purchase Price and which shall be deemed paid by
         (A) the delivery by Buyer to Seller at Closing of a duly executed satisfaction of mortgage suitable for recording, and (B) the payment of the balance in cash or other immediately available funds; and

               (iii) the portion of the Purchase Price related to the assets described in Section (c) of this Article 3 shall be paid by Buyer's forgiveness and cancellation of the aggregate face amount of outstanding indebtedness plus accrued interest and expenses owed by Seller to Alapco pursuant to the Financing Order and Extended Financing Order of the Bankruptcy Court approving post-petition financing of Seller (the "Alapco Loan"), which amount shall be deemed to be bid-in and applied at Closing against the Purchase Price and which shall be deemed paid by (A) the return at Closing by Alapco of all promissory notes executed by Seller in connection with the post-petition financing of Seller marked "Paid in Full" and (B) the delivery at Closing by Alapco of a loan account statement marked final and setting forth a zero- balance. Seller and Buyer agree that interest accrued on the Alapco Loan from October 1, 1994, to Closing shall also be bid in against the portion of the Purchase Price related to the assets described in Section (c) of this Article 3 and shall not otherwise be paid by or charged to Seller."

         3. Amendment of Article 4. Article 4 of the Agreement shall be deleted in its entirety and the following shall be placed in lieu thereof:

                  "4. Adjustments to Purchase Price. The Purchase Price payable at Closing shall be adjusted downward dollar for dollar by the following:


                           (a) the aggregate amount of all post-petition accounts payable of Seller and any other obligations of Seller assumed, paid or otherwise fulfilled on behalf of Seller by Buyer or its affiliates at or before Closing (other than those liabilities of Seller assumed by Buyer under Article 2 of this Agreement, including, without limitation, the accounts payable of Seller referred to in Article 2(c));

                           (b) the aggregate amount paid by Buyer at or before Closing to remove any prior liens of individual assets being sold to Buyer by Seller hereunder as to which purchase money security interests exist;

                           (c) the amount of any obligations of Seller to Buyer pursuant to breaches of the representations and warranties of Seller as described in Section 6 of this Agreement; and

                           (d) the amount of any cash contained in debtor-in-possession operating cash accounts of Debtor that is retained by the estate of Debtor."

         4. Amendment of Article 2. The first sentence of Article 2 of the Agreement shall be amended by adding at the end thereof the following:

                  "(c)      the outstanding accounts payable of Aztec Sensible
         Cooling, Inc. at Closing that exceed the amount of Ten Thousand Dollars ($10,000)."

         5. Amendment of Article 10. Article 10 of the Agreement shall be amended by adding a new section (l) which shall read as follows:

                  "(l)   Buyer  and   Seller   shall   have   entered   into  an
         administrative agreement effective upon the date of Closing and terminable upon February 15, 1995, whereby Buyer shall engage Seller to manage medical and insurance programs on behalf of Buyer for a monthly fee of $1,500.00, which agreement satisfactory in form and content to Buyer shall be attached hereto at Closing as Exhibit 7.".

         6. No Further Changes. Except as amended by this Amendment, the terms and conditions of the Agreement shall remain the same and in full force and effect, subject to the approval of the Bankruptcy Court.

         7. Capitalized Terms. Except as otherwise set forth in this Amendment, all capitalized terms in this Amendment shall be as defined in the Agreement.

         Executed as of the day and year first set forth above.


                                                 SELLER:

                                                 AZTECH INTERNATIONAL, LTD.


                                                 By:_Bennett King
                                                     Bennett King, President


                                                 AZTEC SENSIBLE COOLING, INC.


                                                 By:_Bennett King
                                                     Bennett King, President


                                                 BUYER:

                                                 MESTEK, INC.

                                                 By:_John E. Reed
                                                     John E. Reed, President